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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 19, 2003
                            -------------------------
                                (Date of Report)

                                   ITRON, INC.
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               (Exact Name of Registrant as Specified in Charter)

          WASHINGTON                     000-22418               91-1011792
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  (State or Other Jurisdiction     (Commission File No.)       (IRS Employer
       of Incorporation)                                     Identification No.)

                    2818 N. Sullivan Road, Spokane, WA 99216
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          (Address of Principal Executive Offices, including Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the Agreement and Plan of Merger, dated January 18, 2003 as amended on February 27, 2003 and February 28, 2003 (the "Merger Agreement"), by and among Itron, Inc. ("Itron"), Shadow Combination, Inc., a Delaware Corporation and wholly owned subsidiary of Itron ("Shadow Combination"), and Silicon Energy Corp., a Delaware Corporation ("Silicon"), the merger of Shadow Combination with and into Silicon became effective March 4, 2003 (the "Acquisition"). As a result of the Acquisition, Silicon became a wholly owned subsidiary of Itron.

     In accordance with the Merger Agreement the capital stock of Shadow Combination and the capital stock of Silicon, other than dissenting shares, were cancelled and converted as follows:

          (a) all issued and outstanding shares of capital stock of Shadow Combination were converted into and became one fully paid and nonassessable share of common stock, par value $.001 per share, of Silicon;

          (b) all issued and outstanding shares of Silicon common stock (including Silicon Series A and Series B Preferred Stock as converted) were converted into the right to receive an amount of cash equal to approximately $1.21 per share, a portion of which will remain in escrow as discussed below;

          (c) all issued and outstanding shares of Silicon Series C Preferred Stock were converted into the right to receive an amount of cash equal to approximately $2.77 per share, a portion of which will remain in escrow as discussed below; and

          (d) all issued and outstanding shares of Silicon Series D Preferred Stock were converted into the right to receive an amount of cash equal to approximately $8.12 per share, a portion of which will remain in escrow as discussed below.

     The consideration for the Acquisition was cash of $71,200,000, which included the repayment of approximately $4,200,000 in convertible debt of Silicon. Approximately $6,462,543 of the $71,200,000 will be held in escrow as security for indemnification obligations to Itron against certain claims during the first 24 months following the Acquisition.

     The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

     On March 4, 2003 Itron issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Silicon uses its assets (including plant, equipment or other physical property) to provide software solutions to customers including an integrated data collection, warehousing and analytic platform for the management of energy consumption information for utilities and major energy consumers. Itron intends that Silicon will continue to use assets for the same purposes following the Acquisition.

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     In connection with the Acquisition, on March 4, 2003 Itron entered into a
Credit Agreement (the "Credit Agreement") with Wells Fargo Bank, National Association as Administrative Agent and the lenders who are, or may from time to time become a party to the Credit Agreement. The Credit Agreement consists of
(i) a $55,000,000 three-year senior secured revolving credit facility and (ii) a $50,000,000 three-year senior secured term loan. The Credit Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial statements of business acquired.

To be filed by amendment not later than 60 days from the date of this Report.

(b)  Pro forma financial information

To be filed by amendment not later than 60 days from the date of this Report.

(c)  Exhibits

     The following exhibits are filed as part of this report:

    2.1 Agreement and Plan of Merger, dated January 18, 2003 as amended on February 27, 2003 and February 28, 2003, by and among Itron, Inc., Shadow Combination, Inc., and Silicon Energy Corp ("Agreement and Plan of Merger"). *

    2.2 Escrow Agreement dated March 4, 2003 by and among Itron, Inc., Mellon Investor Services, Inc. and JMI Equity Fund III, LP as the Stockholders' Representative (Exhibit A to Agreement and Plan of Merger).

    4.1        Credit Agreement, dated March 4, 2003 by and among Itron, Inc.
               and Wells Fargo Bank, National Association as Administrative Agent.*

    99.1       Press Release dated March 4, 2003

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*Certain schedules in connection with the Merger Agreement and Credit Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to provide the Commission a copy of any such schedule upon request.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ITRON, INC.

Dated:  March 19, 2003                By  /s/ David G. Remington
                                         -------------------------------------
                                         David G. Remington
                                         Vice President and Chief Financial
                                         Officer.

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                                  EXHIBIT INDEX

Exhibit
Number          Description
-------         ------------

    2.1 Agreement and Plan of Merger, dated January 18, 2003 as amended on February 27, 2003 and February 28, 2003, by and among Itron, Inc., Shadow Combination, Inc., and Silicon Energy Corp ("Agreement and Plan of Merger"). *

    2.2 Escrow Agreement dated March 4, 2003 by and among Itron, Inc., Mellon Investor Services, Inc. and JMI Equity Fund III, LP as the Stockholders' Representative (Exhibit A to Agreement and Plan of Merger).

    4.1 Credit Agreement, dated March 4, 2003 by and among Itron, Inc. and Wells Fargo Bank, National Association as Administrative Agent.*

    99.1        Press Release dated March 4, 2003.

__________________
* Certain schedules in connection with the Merger Agreement and Credit Agreement have been omitted pursuant to item 601(b)(2) of Regulation S-K. Registrant agrees to provide the commission a copy of any such schedule upon request.

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